Exhibit 99.2

Shutterfly, Inc. Announces Resignation of Philip Marineau from Board of Directors

REDWOOD CITY, California (June 17, 2016) — Shutterfly, Inc. (NASDAQ:SFLY), the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, today announced that Philip Marineau will resign as chairman and from Shutterfly’s Board of Directors following the company’s annual shareholder meeting on June 21, 2016. Brian Swette, governance committee chair, will serve as interim chairman.

“It has been a pleasure to serve as chairman of the board and interim CEO. Over the last nine years, we have built tremendous management teams and strong brands that are well positioned for future profitable growth,” said Phil Marineau. “During my tenure as interim CEO, I worked closely with the talented Shutterfly team. It was a rewarding experience both personally and professionally. With the arrival of Christopher North as CEO, I know that the leadership of the company is in good hands and have confidence that he and the team will continue to profitably grow the company and increase shareholder value. Knowing that Shutterfly is in good hands, it is time for me to move on.”

“Throughout his long tenure as chairman, Phil has played a crucial role in building Shutterfly, Inc. to where it is today: a brand loved by customers, and the category leader with more than $1 billion in revenue,” said Christopher North, president and CEO of Shutterfly Inc. “Most recently, as Interim CEO, Phil’s leadership supported the company in continuing to achieve financial and operational objectives. On behalf of the entire Shutterfly team and the Board of Directors, I want to thank Phil for his many contributions and wish him all the best for the future.”

The company has retained Spencer Stuart to manage the search process for filling open board seats including the chairmanship.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding Shutterfly’s positioning for future growth. Shutterfly’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; changes in consumer discretionary spending as a result of the macroeconomic environment; the loss of sales partners for our products; our ability to expand our customer base, increase sales to existing customers and meet production requirements; our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; and competition and pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of Shutterfly’s most recent Form 10-K and Form 10-Q, and Shutterfly’s other filings, which are available on the Securities and Exchange Commission’s website at www.sec.gov. These forward-looking statements are based on current expectations and the Shutterfly assumes no obligation to update this information.

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About Shutterfly, Inc.

Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly®, where your photos come to life in photo books, cards and gifts; Tiny Prints®, premium cards and stationery for all life’s occasions; Wedding Paper Divas®, wedding invitations and stationery for every step of the planning process; MyPublisher®, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; BorrowLenses®, the premier online marketplace for photographic and video equipment rentals; and GrooveBook™, an iPhone and Android app and subscription service that prints up to 100 mobile phone photos in a GrooveBook and mails it to customers every month. For more information about Shutterfly, Inc. (SFLY), visit www.shutterflyinc.com.

Investors

Christiane Pelz, (650) 632-2310

cpelz@shutterfly.com

Media

Gretchen Sloan, (650) 610-5276

gsloan@shutterfly.com